Exhibit 10.2

AMENDMENT NO. 1
TO
SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) dated as of June 29, 2023, is entered into by and among HORIZON CREDIT II LLC (the “Borrower”), MUFG BANK, LTD., as a Lender, MITSUBISHI HC CAPITAL AMERICA, INC., as a Lender, and KEYBANK NATIONAL ASSOCIATION as a Lender and as Arranger and Agent (in such capacity, the “Agent”). Capitalized terms used and not otherwise defined herein are used with the meanings set forth or incorporated by reference in the Loan Agreement (as defined below).

PRELIMINARY STATEMENTS

A.         Reference is made to that certain Second Amended and Restated Loan and Security Agreement dated as of June 22, 2021 by and among the Borrower, the Lenders and the Agent (as amended, modified, supplemented or otherwise modified prior to the date hereof, the “Loan Agreement”).

B.         The parties hereto have agreed to amend certain provisions of the Loan Agreement, in each case upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Article I.    Amendments to the Loan Agreement. Upon satisfaction of the conditions precedent set forth in Article III hereof the Loan Agreement is hereby amended as set forth in the conformed copy of the Loan Agreement attached as Exhibit A to this Amendment, with text marked in bold double underline indicating additions to the Loan Agreement and with text marked in ~~bold strikethrough~~ indicating deletions to the Loan Agreement.

Article II.    Representations and Warranties. The Borrower hereby represents and warrants to each of the other parties hereto (and the parties hereto agree that the following representations and warranties shall be deemed to have been made pursuant to the Loan Agreement for purposes of Section 8.5 thereof), that:

(a)    this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms;

(b)    all of the representations and warranties contained in the Loan Agreement are true and correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

(c)    on the date hereof, before and after giving effect to this Amendment, no Early Termination Event or event or condition that, but for the giving of notice or the passage of time, or both, would constitute an Early Termination Event has occurred and is continuing.

Article III.    Conditions Precedent. This Amendment shall become effective on the first Business Day (the “Effective Date”) on which the Agent or its counsel has received:

(a)    this Amendment, duly executed by Borrower, each Lender, and the Agent;

(b)    confirmation by each Lender and the Agent of payment by the Borrower of the fees described in each “Fee Letter” between the Borrower and the Agent, date hereof; and

(c)    confirmation by the Agent of payment by the Borrower of the Lender Group Expenses incurred by the Agent in connection with this Amendment.

Article IV.    Miscellaneous.

Section 4.01    Reference to and Effect on the Loan Documents.

(a)    Upon the effectiveness of this Amendment, (i) each reference in the Loan Agreement to “this Loan Agreement”, “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Loan Agreement as amended or otherwise modified hereby, and (ii) each reference to the Loan Agreement in any other Loan Document or any other document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Loan Agreement as amended or otherwise modified hereby.

(b)    Except as specifically amended, terminated or otherwise modified above, the terms and conditions of the Loan Agreement, of all other Loan Documents and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed, and the Lenders and Agent expressly reserve the right to require strict compliance with the terms of the Loan Agreement and the other Loan Documents.

(c)    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or any Lender under the Loan Agreement or any other Loan Document or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, in each case except as specifically set forth herein.

Section 4.02    Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 4.03    Costs and Expenses. Notwithstanding anything to the contrary in clause (c) of Article III, the Borrower hereby reaffirms its agreement under the Loan Agreement to pay or reimburse the Agent on demand for all costs and expenses incurred by the Agent in connection with the Loan Documents, including without limitation reasonable attorney’s fees. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and

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disbursements of legal counsel to the Agent in connection with the preparation of this Amendment and the documents and instruments incidental hereto.

Section 4.04    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.05    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the date first above written.

HORIZON CREDIT II LLC

By:	/s/ Daniel R. Trolio
Name: Daniel R. Trolio
Title: Executive Senior Vice President, Chief Financial Officer and Treasurer

Signature Page to Amendment No. 1

KEYBANK NATIONAL ASSOCIATION, as Agent and as a Lender

By:	/s/ Richard Anderson
Name: Richard Anderson
Title: Senior Vice President

Signature Page to Amendment No. 1

MUFG BANK, LTD., as a Lender

By:	/s/ Michael Fishback
Name: Michael Fishback
Title: Director

Signature Page to Amendment No. 1

MITSUBISHI HC CAPITAL AMERICA, INC., as a Lender

By:	/s/ James M. Giaimo
Name: James M. Giaimo
Title: Chief Creditor Officer Commercial Finance

Signature Page to Amendment No. 1

EXHIBIT A

Loan Agreement

[Attached.]

EXECUTION VERSION

CONFORMED COPY

Amendment No. 1, dated June 29, 2023

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

by and among

HORIZON CREDIT II LLC

as Borrower,

THE LENDERS THAT ARE SIGNATORIES HERETO

as the Lenders,

and

KEYBANK NATIONAL ASSOCIATION

as the Arranger and Agent,

Dated as of June 22, 2021

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Agreement”), is entered into as of June 22, 2021, between and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their  respective  successors  and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), KEYBANK NATIONAL ASSOCIATION, a national banking association, as the arranger and administrative agent for the Lenders (“Agent”), and, on the other hand, HORIZON CREDIT II LLC, a Delaware limited liability company (“Borrower”).

The parties agree as follows:

1.         DEFINITIONS AND CONSTRUCTION.

1.1       Definitions.   As used in this Agreement, the following terms shall have the following definitions:

“Account” means an account (as that term is defined in the Code).

“Account Debtor” means any Person who is obligated under, with respect to, or on account of, an Account, chattel paper or a General Intangible, or is a debtor under, or a maker of, a Note Receivable, including any guarantor thereof.

“Accounting Changes” means changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions).

“Additional Documents” has the meaning set forth in Section 4.4(c).

“Advance” means a revolving loan advance made by a Lender to the Borrower under and in accordance with the terms hereof, including, without limitation, a Post-Termination Revolving Note Receivable Funding.

“Advance Rate” means:

(i)        at any time during a Ramp-Up Period, (a) with respect to Eligible Notes Receivable, other than Eligible Second Lien Notes Receivable and Eligible Subordinated Notes Receivable, 50% and (b) with respect to Eligible Notes Receivable, which are Eligible Second Lien Notes Receivable or Eligible Subordinated Notes Receivable, 40%;

(ii)        ~~(i)~~ at any time, following a Ramp-Up Period, that there are twelve (12) or fewer unaffiliated Account Debtors with respect to the Eligible Notes Receivable included in the Borrower Collateral, ~~(a)~~ with respect to Eligible Notes Receivable, other than Eligible Second Lien Notes Receivable and Eligible Subordinated Notes Receivable, 50%;

(iii)      ~~(ii)~~  at  any  time,  following  a  Ramp-Up  Period,  that  there  are thirteen (13) or more unaffiliated Account Debtors but no more than twenty (20) unaffiliated Account Debtors with respect to the Eligible Notes Receivable included in the Borrower Collateral, with respect to Eligible Notes Receivable, other than Eligible Second Lien Notes Receivable and Eligible Subordinated Notes Receivable, 55%;

(iv)       ~~(iii)~~  at  any time,  following  a  Ramp-Up  Period,  that  there  are twenty-one (21) or more unaffiliated Account Debtors but no more than twenty-nine (29) unaffiliated Account Debtors with respect to the Eligible Notes Receivable included in the Borrower Collateral, with respect to Eligible Notes Receivable, other than Eligible Second Lien Notes Receivable and Eligible Subordinated Notes Receivable, 60%;

(v)        ~~(iv)~~ at any time, following a Ramp-Up Period, that there are thirty (30) or more unaffiliated Account Debtors with respect to the Eligible Notes Receivable included in the Borrower Collateral, with respect to Eligible Notes Receivable, other than Eligible Second Lien Notes Receivable and Eligible Subordinated Notes Receivable, 65%; and

(vi)       ~~(v)~~ at any time, following a Ramp-Up Period, with respect to Eligible Notes Receivable, which are Eligible Second Lien Notes Receivable ~~and~~or Eligible Subordinated Notes Receivable, 50%,

provided, that, following the occurrence of the Termination Date, the Advance Rate with respect to Revolving Notes Receivable shall be reduced by 5% as of the first day of each calendar month commencing thereafter until reduced to 0% (e.g., if the Termination Date occurs on June 15, 2024, the Advance Rate with respect to a Revolving Note Receivable, shall be 65% (assuming clause (~~iv~~v) above is applicable) from and including June 15, 2024 until June 30, 2024, 60% from and including July 1, 2024 until July 31, 2024, 55% from and including August 1, 2024 until August 31, 2024, etc.).

“Affected Lender” has the meaning set forth in Section 2.11(b).

“Affiliate” means, as applied to any Person, any other Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.   For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, in any event: (a) any Person which owns directly or indirectly 20% or more of the Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 20% or more of the partnership, membership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person.

“Concentration Test Balance” means on any date (i) during ~~the~~a Ramp-Up Period, $75,000,000 and (ii) ~~at any day thereafter~~following a Ramp-Up Period,, the Aggregate Outstanding Note Receivable Balance on such date.

“Confidential Information” has the meaning set forth in Section 17.9(a).

“Control Agreement” means a control agreement, in form and substance satisfactory to Agent, executed and delivered by Borrower or one of its Subsidiaries, Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

“Control Position Note Receivable” means any Note Receivable with respect to which Horizon or one or more of its Affiliates either (i) individually or collectively hold greater than 50% of the voting interests with regard to such Note Receivable and the related loan documents, (ii) hold a minority blocking interest such that decisions with regard to such Note Receivable under the related loan documents regarding material consents, amendments, waivers or approvals require Horizon and/or its Affiliates’ vote, or (iii) hold rights to determine, direct and/or implement enforcement action in respect thereof.

“Credit Protection Laws” means all federal, state and local laws in respect of the business of extending credit to borrowers, including without limitation, the Truth in Lending Act (and Regulation Z promulgated thereunder), Equal Credit Opportunity Act, Fair Credit Reporting Act, Fair Debt Collection Practices Act, Gramm-Leach-Bliley Financial Privacy Act, Real Estate Settlement  Procedures  Act,  Home  Mortgage  Disclosure  Act,  Fair  Housing  Act, antidiscrimination and fair lending laws, laws relating to servicing procedures or maximum charges and rates of interest, and other similar laws, each to the extent applicable, and all applicable regulations in respect of any of the foregoing.

“Daily Balance” means, with respect to each day during the term of this Agreement, the aggregate outstanding amount of all Advances or Obligations, as the context requires, at the end of such day.

“Data Tape” means a tape or other electronic file on each Note Receivable and the collateral therefor as of the most recent month end in a sortable format (which tape may be a roll forward of the Data Tape provided as of the previous month end indicating what data has been added, deleted or otherwise changed), which shall include, but not be limited to, the Account Debtor(s), each Account Debtor’s address (street, city, state and zip code), contact name and telephone number, related Account Debtors, industry sector, guarantors (if any), equity sponsors (if any), credit rating, commitment amount, outstanding amount (advances and other usage), commencement  date,  maturity  date,  participation  status,  contractual  interest  rate  basis  and margin (and any applicable floor), current interest rate, payment type (interest only, principal plus interest, principal and interest, interest-only period, step-up amortization, etc), payment method if other than charge to loan, payment frequency, last payment date, next payment date, days past due, collection status (delinquent, defaulted, bankrupt, legal, etc.), current payment amount (interest and principal components if term loan), collections received for the period, advances made for the period, each applicable financial covenant and compliance therewith, modification history (number, type, date, result, etc.), and whether such Note Receivable is not approved, documented, managed and otherwise in conformance with the Required Procedures.

“Default” means an event or condition that, but for the giving of notice or the passage of time, or both, would constitute an Event of Default.

“Default Rate” has the meaning set forth in Section 2.5(b).

“Defaulting Lender” means any Lender that (a) has failed to fund any amounts required to be funded by it under the Agreement on the date that it is required to do so under this Agreement, (b) notified the Borrower, Agent, or any Lender in writing that it does not intend to comply with all or any portion of its funding obligations under this Agreement, (c) has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements generally (as reasonably determined by Agent) under which it has committed to extend credit, (d) failed, within 1 Business Day after written request by Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund any amounts required to be funded by it under this Agreement, (e) otherwise failed to pay over to Agent or any other Lender any other amount required to be paid by it under this Agreement on the date that it is required to do so under this Agreement, or (f) (i) becomes or is insolvent or has a parent company that has become or is insolvent or (ii) becomes the subject of  a  bankruptcy  or  insolvency  proceeding,  or  has  had  a  receiver,  conservator,  trustee,  or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Defaulting Lender Rate” means the Prime Rate plus the Applicable Margin.

“Delayed Draw Term Loan” means each commercial loan made by Horizon that (a) is secured by a valid first priority security interest or lien on specified collateral, (b) the Account Debtor has an LTV not greater than fifty percent (50%), (c) requires Horizon to make one or more future advances to the Account Debtor under the Note Receivable Documents evidencing, guaranteeing, securing, governing or giving rise to such commercial loan, (d) specifies a maximum amount that can be borrowed on or prior to one or more fixed borrowing dates, (e) does not permit the re-borrowing of any amount previously repaid by the Account Debtor thereunder, provided that any such commercial loan will be a Delayed Draw Term Loan only to the extent of undrawn commitments and solely until all commitments by Horizon to make advances on such commercial loan to the Account Debtor under the Note Receivable Documents expire or are terminated or are reduced to zero and (f) was underwritten as a “Delayed Draw Term Loan” in accordance with the Required Procedures and is identified on the books of the Servicer as such.

“Delinquent Note Receivable” means any Note Receivable with respect to which any payment thereunder remains outstanding and unpaid, in whole or in part, for more than sixty (60) days, but not more than ninety (90) days, past the date it became due and payable according to

Outstanding Note Receivable Balance is more than $150,000,000 and less than or equal to $200,000,000), (iv) 55% of the Aggregate Outstanding Note Receivable Balance (during any period when the Aggregate Outstanding Note Receivable Balance exceeds $200,000,000);

(h)       the aggregate amount by which the Outstanding Note Receivable Balances of all Eligible Notes Receivable which are Eligible Second Lien Notes Receivable and Eligible Subordinated Notes Receivable exceed 70% of the Concentration Test Balance on such date;

(i)         the aggregate amount by which the Outstanding Note Receivable Balances of all Eligible Notes Receivable which do not pay interest and/or principal at least monthly exceeds 25% of the Concentration Test Balance on such date;

(j)        the aggregate amount by which the Outstanding Note Receivable Balances of all Eligible Notes Receivable included as part of the Collateral that are not Control Position Notes Receivable exceeds 20% of the Concentration Test Balance;

(k)       the aggregate amount by which the Outstanding Note Receivable Balances of all Eligible Notes Receivable included as part of the Collateral that (i) have been subject to a Material Modification or (ii) are out of covenant compliance under the related Note Receivable Documents but which are not Charged-Off Notes Receivable or Delinquent Notes Receivable exceeds 10% of the ~~Concentration Test~~Aggregate Outstanding Note Receivable Balance;

(l)        the aggregate amount by which the Outstanding Note Receivable Balances of all Eligible Notes Receivable included as part of the Collateral which are Rehabilitated Notes Receivable exceeds 35% of the  ~~Concentration Test~~Aggregate Outstanding Note Receivable Balance;

(m)       the aggregate amount by which the Outstanding Note Receivable Balances of all Eligible Notes Receivable which were originated as Eligible Purchased Participations exceeds 10% of the Concentration Test Balance;

(n)       the aggregate amount by which the Outstanding Note Receivable Balances of all Eligible Notes Receivable included as part of the Collateral which are Revolving Notes Receivable exceeds 25% of the Concentration Test Balance;

(o)       the aggregate amount by which the Outstanding Note Receivable Balances of all Eligible Notes Receivable included as part of the Collateral for which the applicable Account Debtors are owned by a single Person that is a venture capital firm, private equity group or other institutional investor exceeds 40% of the Concentration Test Balance;

(p)       the aggregate amount by which the Outstanding Note Receivable Balances of all Eligible Notes Receivable included as part of the Collateral for which the applicable Account Debtors are owned by a shared common Lead Investor exceeds 25% of the Concentration Test Balance;

(q)       the aggregate amount by which the Outstanding Note Receivable Balances of all Eligible Notes Receivable which are not in the “Late Stage” (as designated in accordance with the Required Procedures) exceeds 65% of the Concentration Test Balance;

(r)        the aggregate amount by which the Outstanding Note Receivable Balances of all Eligible Notes Receivable which are in the “Early Stage” (as designated in accordance with the Required Procedures) exceeds 35% of the Concentration Test Balance;

(s)       the aggregate amount by which the Outstanding Note Receivable Balances of all Eligible Notes Receivable having principal due at the maturity of any Term Note Receivable in excess of 15% of the original principal amount of such Term Note Receivable (excluding any portion of such Outstanding Note Receivable Balances that was excluded pursuant to clause (m)(ii) of the definition of “Eligible Notes Receivable”) exceeds 15% of the Concentration Test Balance;

(t)       aggregate amount by which the Outstanding Note Receivable Balances of all Eligible Notes Receivable included as part of the Collateral the Account Debtors of which are OUS Organized Debtors exceeds 20% of the Concentration Test Balance;

(u)       the aggregate amount by which the Outstanding Note Receivable Balances of all Eligible Notes Receivable with scheduled principal payments beginning later than thirty-six (36) months after such date of determination exceeds 20% of the Concentration Test Balance.

(v)       the aggregate amount by which the Outstanding Note Receivable Balances of all Eligible Notes Receivable included as part of the Collateral that are Unhedged Fixed-Rate Notes Receivable exceeds 15% of the Concentration Test Balance;

(w)      the aggregate amount by which the Outstanding Note Receivable Balances of all Eligible Notes Receivable included as part of the Collateral the Account Debtors of which have an LTV greater than 30% exceeds 30% of the  ~~Concentration Test~~Aggregate Outstanding Note Receivable Balance;

(x)       the aggregate amount by which the Outstanding Note Receivables Balances of all Eligible Notes Receivable which are Eligible Subordinated Notes Receivable exceeds 50% of the Concentration Test Balance.

“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

“Excluded Taxes” means, with respect to Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder or under any other Loan  Document,  (a)  any  Taxes  imposed  on  or  measured  by  its  net  income  (however denominated) or overall gross income (including branch profits), franchise (and similar) Taxes imposed on it in lieu of net income taxes as a result of such recipient being organized or resident in, maintaining a lending office in, doing business in or having another present or former connection with, such jurisdiction (other than a business or connection deemed to arise solely by virtue of the Loan Documents or any transactions occurring pursuant thereto), (b) any United States federal withholding tax that is imposed pursuant to any applicable law in effect at the time such recipient becomes a party to this Agreement, changes its applicable lending office or changes its place of organization, except to the extent such Lender’s assignor (if any) was entitled, immediately prior to the assignment, or such Lender was entitled, immediately prior to the change in lending office or change of place of organization, to payments in respect of United States federal withholding tax under Section 16.11; (c) any Taxes attributable to a recipient’s failure to comply with Section16.11(c), (d) any United States federal taxes imposed under Sections 1471 through 1474 of the IRC, or any amended version or successor provision that is substantively comparable thereto, and, in each case, any regulations promulgated thereunder and any interpretation or other guidance issued in connection therewith, or (e) any U.S. federal backup withholding taxes imposed under Section 3406 of the IRC.

“Facility Amount” means, at any time and as reduced or increased from time to time, pursuant to the terms of this Agreement the aggregate dollar amount of Commitments of all the Lenders; provided, however, that on the Termination Date and on each date thereafter, the Facility Amount shall be equal to the outstanding Advances as of such date.   As of the ~~Restatement~~First Amendment Effective Date, the Facility Amount is $~~125,000,000~~150,000,000. The Facility Amount may be increased up to a total of $~~150,000,000~~300,000,000 in accordance with the provisions of Section 2.13.

“Fair Market Value” has the meaning set forth in the Sale and Servicing Agreement. “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Fee Letter” means that certain Fee Letter, dated as of even date herewith, between Borrower and Agent, in form and substance satisfactory to Agent.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to (a)  the weighted average of the federal funds rates as quoted by KeyBank and confirmed in Federal Reserve Board Statistical Release H. 15 (519) or any successor or substitute publication selected by KeyBank (or, if such day is not a Business Day, for the next preceding Business Day); or (b) if, for any reason, such rate is not available on any day, the rate determined, in the sole opinion of KeyBank, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (New York City time).

“FEIN” means Federal Employer Identification Number.

“First Amendment Effective Date ” means June 29, 2023.

“First Lien Note Receivable” means a Term Note Receivable that is (a) not subordinate in right of payment to any other obligation for borrowed money of the Account Debtor, (b) is secured by a valid first priority perfected security interest or lien on specified collateral securing the obligations of the Account Debtor and (c) LTV of the Account Debtor is not greater than 50%.

“Fixed-Rate Note Receivable” means any Note Receivable accruing interest at a fixed rate.

litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, the Agent Fee Letter or the Fee Letter), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) Agent's customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of Borrower (whether by wire transfer or otherwise), together with any out-of-pocket costs and expenses incurred in connection therewith, (d) out-of-pocket charges paid or incurred by Agent resulting from  the dishonor of checks  payable by or to  Borrower or any of its Affiliates, (e) reasonable out-of-pocket costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) reasonable out-of-pocket audit fees and expenses (including travel, meals, and lodging) of Agent related to any inspections or audits to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, the Agent Fee Letter or the Fee Letter, (g) reasonable out-of-pocket costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group’s relationship with Horizon, Borrower or any of its Subsidiaries, (h) Agent’s reasonable costs and expenses (including reasonable attorneys fees) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), syndicating or amending the Loan Documents, and (i) Agent’s and each Lender’s reasonable costs and expenses (including reasonable attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning Horizon, Borrower or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

“Lender Group Representatives” has the meaning set forth in Section 17.9(a).

“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, and the officers, directors, employees, and agents of such Lender.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Liquidity” means, as of any date of determination, determined on a consolidated basis in accordance with GAAP, the sum of (a) a Person’s unencumbered and unrestricted cash and cash equivalents and (b) a Person ’s aggregate amounts of available to be drawn under all credit facilities (after giving effect to any borrowing base or collateral tests or other restrictions on availability).

“Loan Account” has the meaning set forth in Section 2.9.

“Loan Documents” means this Agreement, the Cash Management Agreements, the Closing Certificates, the Control Agreements, the Sale and Servicing Agreement, the Disbursement Letter, the Agent Fee Letter, the Fee Letter, the Backup Servicer Engagement Letter, the Collateral Custodian Fee Letter, the Guaranties (if any), the Officers’ Certificates, any note or notes executed by Borrower in connection with this Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by Horizon, Borrower or any of its Subsidiaries or any Guarantor and the Lender Group in connection with this Agreement.

“LTV” with respect to any Account Debtor, as of any date of determination and based on its most recent financial reporting, the quotient of (a) the aggregate principal balances of each Eligible Note Receivable of such Account Debtor plus all other outstanding balances of secured and unsecured indebtedness of such Account Debtor that are pari passu with or senior to each such Eligible Note Receivable divided by (b) such Account Debtor’s “value”, determined in accordance with Servicer’s Required Procedures.

“Mandatory Prepayment” has the meaning set forth in Section 2.3(b).

“Margin Stock” has the meaning set forth in Section 5.23.

“Material Adverse Change” means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower, or Horizon and its Subsidiaries, taken as a whole, or Horizon Management, (b) a material impairment of the ability of Horizon, Horizon Management, Borrower or their respective Subsidiaries to perform their obligations under the Loan Documents to which they are parties or of the Lender Group’s ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Agent’s Liens with respect to the Collateral as a result of an action or failure to act on the part of Borrower, its Subsidiaries or Horizon or Horizon Management.

“Material Modification” means any amendment or waiver of, or modification or supplement to, any of the Note Receivable Documents governing such Note Receivable as a result of the related Account Debtor financial under-performance or the related Account Debtor credit-related concerns, in accordance with the Required Procedures, which:

(a)        reduces or forgives any or all of the principal amount due under such Note Receivable;

(b)       (i) waives one or more interest payments (other than any incremental interest accrued due to a default or event of default with respect to such Note Receivable), (ii) permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Note Receivable or (iii) reduces the spread or coupon payable on such Note Receivable unless such reduction (when taken together with all other reductions with respect to such Note Receivable) is by less than 10% of the spread or coupon payable at the time of the initial funding;

(c)       contractually  or  structurally  subordinates  such  Note  Receivable  by operation of (i) any priority of payment provisions, (ii) any turnover provisions, (iii) the transfer of assets in order to limit recourse to the related Account Debtor or (iv) the granting of liens on any of the collateral securing such Note Receivable, in each case that requires the consent of the Borrower or any lenders thereunder; provided, however, that any contractual or structural subordination with respect to any Note Receivable pursuant to the foregoing (i) through (iii) of this clause (c) agreed to by the Borrower in connection with any change in the lender or lenders under the related commercial loan and that has been previously an Eligible Second Lien Note Receivable, and after such change will continue to be an Eligible Second Lien Note Receivable shall not be a “Material Modification” of such Note Receivable;

(d)       either (i) extends the maturity date of such Note Receivable by more than 120 days past the maturity date as of the initial funding or (ii) extends the amortization schedule with respect thereto;

(e)       substitutes, alters or releases the Purchased Assets (as defined in the Sale and Servicing Agreement) related to such Note Receivable, and such substitution, alteration or release, individually or in the aggregate and as determined in the Agent’s reasonable discretion, materially and adversely affects the value of such Note Receivable; or

(f)        waives  any  other  material  requirement  under  such  Note  Receivable Document.

“Maturity Date” has the meaning set forth in Section 3.4.

“Maximum Availability” means, for any day, the least of (i) the Facility Amount, (ii) the Borrowing Base on such day, and (iii) an amount equal to (a) the Aggregate Outstanding Note Receivable Balance on such day plus (b) the amount of cash and cash equivalents constituting Principal Collections held in the Collection Account on such day minus (c) the Minimum Equity Requirement.

“Maximum Portfolio Advance Rate” means sixty percent (60%).

“Maximum Revolver Amount” means $~~150,000,000~~300,000,000, or such other amount of the aggregate Commitments at such time as reflected on Schedule C-1 as then in effect pursuant to this Agreement or any amendment to this Agreement.

“Minimum Equity Requirement” means the minimum amount of equity investment in the Borrower which shall be maintained by Horizon, in the form of cash and/or Eligible Notes Receivable having an outstanding principal balance at all times prior to the Maturity Date of an amount equal to the greater of (a) $35,000,000 and (b) (i) (x) during the Ramp-Up Period or (y) at any time that there are fewer than thirty (30) unaffiliated Account Debtors with respect to the Eligible Note Receivables included in the Borrower Collateral, the sum of the Aggregate

Advance may be used for the sole purpose of funding advances requested by Account Debtors under the Revolving Notes Receivable.

“Prepayment Notice” has the meaning set forth in Section 2.3(c)(i).

“Prepayment Make-Whole Amount” has the meaning set forth in the Fee Letter.

“Prime Rate” means, for any date, the greater of (a) 4.00% and (b) the WSJ Rate.

“Principal Collections” means any and all Collections representing amounts paid by the applicable Account Debtor and applied by the Servicer in accordance with GAAP to the payment of the principal of a Note Receivable.

“Pro Rata Share” means, as of any date of determination, with respect to all matters as to a particular Lender (including the indemnification obligations arising under Section 16.7), (a) prior to the Commitments being terminated or reduced to zero, the percentage obtained by dividing (i) such Lender’s Commitment, by (ii) the aggregate Commitments of all Lenders, and (b) from and after the time that the Commitments have been terminated or reduced to zero, the percentage obtained by dividing (i) the aggregate outstanding principal amount of such Lender’s Advances, by (ii) the aggregate outstanding principal amount of all Advances.

“Ramp-Up Period” means  ~~the~~each period (a) commencing on the Restatement Date and ending on the earlier of (~~a~~i) the six-month anniversary of the Restatement Date, and (~~b~~ii) the first date following the Restatement Date on which Borrower has an Aggregate Outstanding Note Receivable Balance of $75,000,000 or more~~.~~  and (b) commencing on the date of a take-out financing which refinances 90.0% or more of the Advances outstanding immediately prior to such take-out financing and ending on the earlier of: (x) the date that is six (6) months after such take-out financing and (y) the first date following such take-out financing on which Borrower has an Aggregate Outstanding Note Receivable Balance of $75,000,000 or more.

“Real Estate Loan” means a Note Receivable that is secured by a Lien on Real Property where material value is attributed to such Real Property and relied upon in the underwriting of such Note Receivable.

“Real Estate Owned” means Real Property that secured a Note Receivable and was acquired by Borrower in connection with a foreclosure, deed-in-lieu of foreclosure or other similar process in which Borrower took legal title to such Real Property following a default under such Note Receivable.

“Real Property” means any estates or interests in real property now owned or hereafter acquired by any Person, and the improvements thereto.

“Record” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

“Rehabilitated Note Receivable” means any Eligible Note Receivable (a) that has a Material Modification, in each case in accordance with the Required Procedures, (b) for which the Account Debtor is (i) now making principal amortization payments to fully amortize such

“Target Industry Percentage Limit” means (a) with respect to the Target Industry of Technology, seventy percent (70%); (b) with respect to the Target Industry of Life Science, seventy percent (70%); (c) with respect to the Target Industry of Healthcare Information and Services, seventy percent (70%); (d) with respect to the Target Industry of Cleantech, fifty percent (50%).

“Taxes” means any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments and all interest, penalties or similar liabilities with respect thereto.

“Tax Lender” has the meaning set forth in Section 15.2(a).

“Term Note Receivable” means each Note Receivable with required scheduled monthly amortization payments, no portion of which may be reborrowed once repaid, and designated as a “term loan” on the books of the Servicer in accordance with the Required Procedures.

“Termination Date” means the earliest to occur of (a) the Commitment Termination Date, (b) the occurrence of an Early Termination Event, or (c) the date of termination declared or occurring automatically in respect of the occurrence of an Event of Default pursuant to Section 9.1.

“Unfunded Available Amount” means, at any time, (a) for each Revolving Note Receivable, the aggregate unfunded available commitment (after giving effect to any borrowing base or collateral tests or other restrictions on availability) under such Revolving Note Receivable and (b) for each Delayed Draw Term Loan, (i) during the Revolving Credit Availability Period, as of any date of determination, during a specified term where any required future milestone or condition is satisfied or projected to be satisfied within the next six (6) calendar months as reasonably determined by the Servicer, the unfunded available commitment of Horizon with respect to such Delayed Draw Term Loan and (ii) during the Amortization Period, as of any date of determination, during a specified term where any required future milestone or condition is satisfied or projected to be satisfied within the next twelve (12) calendar months as reasonably determined by the Servicer, the unfunded available commitment of Horizon with respect to such Delayed Draw Term Loan.

“Unhedged Fixed-Rate Note Receivable” means any Fixed-Rate Note Receivable that is not subject to a Hedge Transaction in form an substance reasonably approved by the Agent that provides for payments to the Borrower to the extent that the WSJ Rate exceeds a rate specified in the related Hedge Agreement.

“United States” means the United States of America.

“Unused Fee” has the meaning set forth in Section 2.10(a).

“U.S. Lender” has the meaning set forth in Section 16.11(c).

“Voidable Transfer” has the meaning set forth in Section 17.8.

2.13     Increase in Facility Amount. Subject to the terms and conditions set forth herein, the Borrower shall have the right, at any time from the ~~Restatement~~First Amendment Effective Date until the Commitment Termination Date, to increase the Facility Amount by an amount up to $~~100,000,000~~150,000,000 (for a total maximum Facility Amount of $~~150,000,000~~300,000,000). The following terms and conditions shall apply to any  such increase:  (i) any such increase shall be obtained from existing Lenders or from other Persons with the consent of the Agent (each, an “Eligible Assignee”), in each case in accordance with the terms set forth below; (ii) the Commitment of any Lender may not be increased without the prior written consent of such Lender; (iii) any increase in the Facility Amount shall be in a minimum principal amount of (x) if such increase shall be obtained from existing Lenders, $5,000,000 and (y) if such increase shall be obtained from Eligible Assignees who are not Lenders hereunder, $10,000,000; (iv) the Borrower and Lenders shall execute an acknowledgement (or in the case of the addition of a bank or other financial institution not then a party to this Agreement, a joinder agreement) in form and content satisfactory to the Agent to reflect the revised Commitments and Facility Amount (the Lenders do hereby agree to execute such acknowledgement (or joinder agreement) without delay unless the acknowledgement purports to (i) increase the Commitment of a Lender without such Lender’s consent or (ii) amend this Agreement or the other Loan Documents other than as provided for in this Section 2.13); (v) the Borrower shall execute such promissory notes as are necessary to reflect the increase in or creation of the Commitments; (vi) if any Advances are outstanding at the time of any such increase, the Borrower shall make such payments and adjustments on the Advances (including payment of any break funding amount owing in connection therewith) as necessary to give effect to the revised commitment percentages and outstandings of the Lenders; (vii) the Borrower may solicit commitments from Eligible Assignees that are not then a party to this Agreement so long as such Eligible Assignees are reasonably acceptable to the Agent and execute a joinder agreement in form and content satisfactory to the Agent; (viii) the conditions set forth in Section 3.2 shall be satisfied in all material respects; (ix) after giving effect to any such increase in the Facility Amount, no Default or Early Event of Default shall have occurred; (x) the Borrower shall have provided to the Agent, at least thirty (30) days prior to such proposed increase in the Facility Amount, written evidence demonstrating pro forma compliance with the Asset Quality Test and compliance with the Borrowing Base after giving effect to such proposed increase, such evidence to be satisfactory in the sole discretion of the Agent. The amount of any increase in the Facility Amount hereunder shall be offered first to the existing Lenders, and in the event the additional commitments which existing Lenders are willing to take shall exceed the amount requested by the Borrower, such excess shall be allocated in proportion to the commitments of such existing Lenders willing to take additional commitments.  If the amount of the additional commitments requested by the Borrower shall exceed the additional commitments which the existing Lenders are willing to take, then the Borrower may invite other Eligible Assignees reasonably acceptable to the Agent to join this Agreement as Lenders hereunder for the portion of commitments not taken by existing Lenders, provided that such Eligible Assignees shall enter into such joinder agreements to give effect thereto as the Agent and the Borrower may reasonably request. Unless otherwise agreed by the Agent and the Lenders, the terms of any increase in the Facility Amount shall be the same as those in effect prior to any increase; provided, however, that should the terms of the increase agreed to be other than those in effect prior to the increase, then the Loan Documents shall, with the consent of the Agent and the Lenders, be amended to the extent necessary to incorporate any such different terms.

MUFG ~~UNION~~ BANK, ~~N.A~~LTD., as a Lender

By:
Name:
Title:

SIGNATURE PAGE TO

LOAN AND SECURITY AGREEMENT

~~HITACHI~~MITSUBISHI HC CAPITAL AMERICA ~~CORP~~INC., as a Lender

By:
Name:
Title:

SIGNATURE PAGE TO

LOAN AND SECURITY AGREEMENT

Schedule C-1

Commitments

(as of ~~Restatement~~the First Amendment Effective Date)

Lender	Commitment
Keybank National Association	$~~75,000,000~~100,000,000
MUFG ~~Union~~ Bank, ~~N.A~~Ltd.	$30,000,000
~~Hitach~~Mitsubishi HC Capital America ~~Corp~~Inc.	$20,000,000

All Lenders	$~~125,000,000~~150,000,000